EXHIBIT 99(f)

                  12,500,000 SHARES OF BENEFICIAL INTEREST

          FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

                       SHARES OF BENEFICIAL INTEREST
                        ($1.00 PAR VALUE PER SHARE)

                    INITIALLY OFFERED PURSUANT TO RIGHTS
                        DISTRIBUTED TO SHAREHOLDERS
To Our Clients:

          Enclosed for your consideration are a Prospectus, dated ______
__, 1999, as supplemented by the Prospectus Supplement, dated _______ __, 1999 (collectively "Prospectus"), and the Instructions as to Use of Rights Certificates (the "Instructions") relating to the offering (the "Offering") of up to 12,500,000 Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments (the "Company"), at a price of $4.00 per share (the "Subscription Price") pursuant to non-transferable rights ("Rights") distributed to holders of record of Common Shares, at the close of business on ________ ___, 1999 (the "Record Date").

          As described in the accompanying Prospectus, you will receive one
Right for every [     ] Common Shares carried by us in your account as of
the Record Date. Each Right will entitle you to subscribe for and purchase from the Company one Common Share (the "Basic Subscription") at the Subscription Price. If you fully exercise the Basic Subscription you will also have the right (the "Oversubscription Privilege") to subscribe for, at the Subscription Price, additional Common Shares that have not been purchased through the exercise of Rights (the "Excess Shares"). If you elect to exercise the Oversubscription Privilege, you must do so concurrently with your exercise of the Basic Subscription. If the number of Excess Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata among those Rights holders exercising the Oversubscription Privilege. Rights to exercise the Basic Subscription are non-transferable, except by operation of law in the event of death or dissolution of the holder thereof.

          The materials enclosed are being forwarded to you as the beneficial owner of Common Shares carried by us in your account but not registered in your name. Exercises of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Common Shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Instructions.

          Your instructions to us should be forwarded as promptly as possible to permit us to exercise Rights on your behalf in accordance with the provisions of the Offering. The Offering will expire at 5:00 p.m. Eastern Standard Time on_______ __, 1999, unless extended by the Company (the "Expiration Time"). Once a Rights holder has properly exercised the Basic Subscription or the Oversubscription Privilege, such exercise may not be revoked.

          If you wish to have us, on your behalf, exercise Rights to purchase any Common Shares to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

          IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE WITHOUT VALUE.

          ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO NATIONAL CITY BANK.

                                INSTRUCTIONS

          The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of First Union Real Estate Equity and Mortgage Investments.

          This will instruct you whether to exercise Rights to purchase the Common Shares distributed with respect to the Common Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Rights Certificates.

      1. [  ] Please DO NOT EXERCISE RIGHTS for Common Shares.

      2. [  ] Please EXERCISE RIGHTS for Common Shares as set forth below:

            Basic Subscription:  _________________  x $4.00 = $_____
                                  (no. of shares)

            Oversubscription Privilege: __________________ x $4.00 = $_____
                                         (no. of shares)

                             Total Payment Required = $____________

         Payment in the following amount is enclosed:  $__________

         Please deduct payment from the following account maintained by you as follows:

                  Type of Account ____________ Account No. ___________

      AMOUNT TO BE DEDUCTED:  $__________


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              Signature(s)
   Please type or print name(s) below


   __________________________________     Date:  ____________________, 1999


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